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                                                                  EXHIBIT 4.7

                                                                  CONFORMED COPY



                           AMENDMENT NO. 1 TO AMENDED AND
                              RESTATED CREDIT AGREEMENT


    AMENDMENT dated as of June 30, 1997 to the Amended and Restated Credit Agreement dated as of March 19, 1997 (the "CREDIT AGREEMENT") among WESTERN ATLAS INC. (the "BORROWER"), the BANKS party thereto (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK, THE CHASE MANHATTAN BANK, CIBC INC., THE FIRST NATIONAL BANK OF CHICAGO, NATIONSBANK OF TEXAS, N.A. and WELLS FARGO BANK, N.A., as Co-Agents.

    The parties hereto agree as follows:

    SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

    SECTION 2. AMENDMENT. Section 5.05 of the Credit Agreement is amended by the addition of the following sentence:

    Compliance calculations under this Section shall be adjusted to exclude the effect of one-time charges relating to in-process research and development activities at Norand Corporation and United Barcode Industries and estimated costs associated with the proposed spin-off of the Borrower's industrial automation businesses in an aggregate amount not to exceed $215,000,000.

    SECTION 3. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article IV of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

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    SECTION 4.  GOVERNING LAW.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof on the date (the "AMENDMENT EFFECTIVE DATE") on which the Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                      WESTERN ATLAS INC.



                      By: /s/ Lori J. Segale
                          -------------------------------
                          Title: Treasurer


                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                      By: /s/ Robert R. Bottamedi
                          -------------------------------
                          Title: Vice President


                      BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION



                      By: /s/ Gina M. West
                          -------------------------------
                          Title: Vice President


                      THE BANK OF NEW YORK



                      By: /s/ Craig Rethmeyer
                          -------------------------------
                          Title: Vice President

                                  3

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                      THE CHASE MANHATTAN BANK


                      By: /s/ Mark Malloy
                          -------------------------------
                          Title: Managing Director



                      CIBC INC.


                      By: /s/ Daniel H. Hom
                          -------------------------------
                          Title: Director, CIBC Wood Gundy
                                 Securities Corp., as Agent



                      THE FIRST NATIONAL BANK OF
                        CHICAGO


                      By: /s/ Michael P. Gage
                          -------------------------------
                          Title: Vice President



                      NATIONSBANK OF TEXAS, N.A.


                      By: /s/ Patrick M. Delaney
                          -------------------------------
                          Title: Senior Vice President



                      WELLS FARGO BANK, N.A.


                      By: /s/ Freida Youlis
                          -------------------------------
                          Title: Vice President

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                      By: /s/ Gene Fuentes
                          -------------------------------
                          Title: Assistant Vice President



                      BANK OF HAWAII



                      By: /s/ Robert M. Wheeler, III
                          -------------------------------
                          Title: Vice President



                      CREDIT SUISSE FIRST BOSTON



                      By: /s/ Stephen Flynn
                          -------------------------------
                          Title: Director


                      By: /s/ Deborah Shea
                          -------------------------------
                          Title: Vice President



                      DRESDNER BANK A.G., NEW YORK
                    BRANCH AND GRAND CAYMAN BRANCH



                      By: /s/ John W. Sweeney
                          -------------------------------
                          Title: Assistant Vice President


                      By: /s/ Christopher E. Sarisky
                          -------------------------------
                          Title: Assistant Treasurer

                                    5

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                      MELLON BANK, N.A.



                      By: /s/ Lawrence C. Ivey
                          -------------------------------
                          Title: Vice President



                      THE NORTHERN TRUST COMPANY



                      By: /s/ John E. Burda
                          -------------------------------
                          Title: Second Vice President



                      TORONTO DOMINION (TEXAS), INC.



                      By: /s/ Neva Nesbitt
                          -------------------------------
                          Title: Vice President

                               6